SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2004

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street
Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 397-9900

Item 5. Other Events.
SIGNATURES
Exhibit Index
Exhibit 10.1
Exhibit 99.1

Form 8-K	Cincinnati Bell Inc.

Item 5. Other Events.

     Cincinnati Bell Inc. issued a press release, a copy of which is attached as Exhibit 99.1, announcing that it has reached agreement with AT&T Wireless (AWE) and Cingular Wireless LLC (Cingular) regarding changes to the company’s and AWE’s existing joint venture providing wireless services in Cincinnati and Dayton, Ohio. These changes will be effective upon completion of Cingular’s pending acquisition of AWE. Attached as Exhibit 10.1 is Amendment No.2 to the Operating Agreement for that joint venture.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

	By:	/s/ Christopher J. Wilson

Christopher J. Wilson
Vice President and General Counsel

Date: August 5, 2004

Exhibit Index

Exhibit No.	Exhibit
10.1	Agreement and Amendment No. 2 to Operating Agreement of Cincinnati Bell Wireless LLC dated August 4, 2004 by and among AT&T Wireless PCS, LLC, AT&T Wireless Services, Inc., Cincinnati Bell Wireless Holdings LLC, Cincinnati Bell, Inc. and Cingular Wireless LLC

99.1	Press Release of the Company dated August 5, 2004